EXHIBIT (1)




                             HEALTHSOUTH CORPORATION

                    $250,000,000 6.875% SENIOR NOTES DUE 2005

                     $250,000,000 7.0% SENIOR NOTES DUE 2008

                               PURCHASE AGREEMENT


                                                     New York, New York
                                                     June 17, 1998


Salomon Brothers Inc
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
PaineWebber Incorporated
Scotia Capital Markets (USA) Inc.

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

     HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $250,000,000 principal amount of its 6.875% Senior Notes due 2005 (the "2005 Notes") and $250,000,000 principal amount of its 7.0% Senior Notes due 2008 (the "2008 Notes" and, together with the 2005 Notes, the "Securities"). The Securities are to be issued under that certain Indenture, as supplemented by that certain Officers' Certificate dated June 22, 1998 (the Indenture as supplemented by the Officers' Certificate being herein collectively referred to as the "Indenture"), dated as of June 22, 1998 between the Company and PNC Bank, National Association, as trustee (the "Trustee").

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities


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Act"),  in reliance upon exemptions  from the  registration  requirements of the
Securities Act. You have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with
Section 4 hereof as soon as you deem advisable.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum as of June 4, 1998 (including any and all exhibits thereto, the "Preliminary Memorandum") and a final offering memorandum, dated June 17, 1998 (including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

     The Company understands that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Securities purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Preliminary Memorandum, the Final Memorandum and Section 4 hereof.

     The Initial Purchasers of the Securities and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date (as defined below) and to be substantially in the form attached hereto as Annex 1 (the "Registration Rights Agreement"), pursuant to which the Company will file one or more registration statements with the Commission registering with the Commission the New Securities (as such term is defined in such Registration Rights Agreement) or the Securities.

     Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture, the Preliminary Memorandum or the Final Memorandum.

     1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

     (a) Each of the Preliminary Memorandum and the Final Memorandum has been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending


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or, to the knowledge of the Company, is contemplated.

     (b) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. The Final Memorandum, at the date hereof and at the Closing Date (as defined below), does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Memorandum or the Final Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

     (c) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (d) The Indenture has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and subject to the applicability of general principles of equity, and conforms in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum; no qualification of the Indenture under the Trust Indenture Act of 1939 (the "1939 Act") is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

     (e) The Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and subject to the applicability of general principles of equity, and the Securities will conform in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum.


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     (f) The Securities have been duly authorized and, when issued and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

     (g) Each of the Company and its corporate subsidiaries (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; each of the Company's affiliated partnerships (collectively, the "Controlled Entities") is duly formed and validly existing under the laws of the jurisdiction pursuant to which it was organized with full power and authority (partnership and other) to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; and each of the Company, the Subsidiaries and the Controlled Entities is duly qualified to do business as a foreign corporation or partnership in good standing in all other jurisdictions, if any, where the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company, the Subsidiaries and the Controlled Entities taken as a whole (a "Material Adverse Effect"); all of the issued shares of capital stock of each of the Subsidiaries, and the partnership interests representing ownership in each Controlled Entity held of record or beneficially by the Company, have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of all liens, security interests, charges or other encumbrances, except for those liens, security interests, charges or other encumbrances that would not have a Material Adverse Effect; and all of the outstanding interests representing ownership in the Controlled Entities have been offered, sold and issued in compliance with applicable state and federal laws related to the issuance of securities.

     (h) There is no legal or governmental proceeding pending or to the Company's knowledge threatened to which the Company, any Subsidiary or any Controlled Entity is a party or of which the business or property of the Company, any Subsidiary or any Controlled Entity is the subject which is not disclosed in the Preliminary Memorandum and the Final Memorandum and which might result in a judgment or decree having a Material Adverse Effect or which is otherwise of a character that would be required to be described in the Preliminary Memorandum and the Final Memorandum if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act, and there is no contract, license or other document of a character required to be described in the Preliminary Memorandum and the Final Memorandum or to be filed as an exhibit to any Incorporated Document which is not described or filed as required by the Securities Act or the Exchange Act.

     (i) The Company and its Subsidiaries are not in violation of their respective charters or bylaws, the Controlled Entities are not in violation of their respective agreements of limited partnership, and neither the Company nor any Subsidiary or Controlled Entity is in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture or other instrument to which it is a party or by which it is bound, which violation or default would have a Material Adverse Effect; and neither the issuance, offer, sale or delivery of the


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Securities,  the  execution,  delivery or  performance  of this  Agreement,  the
Indenture  or  the  Registration   Rights  Agreement  by  the  Company  nor  the
consummation by the Company of the transactions contemplated hereby or thereby require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required in connection with the registration under the Securities Act of the Securities in accordance with the Registration Rights Agreement and the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions), and will not conflict with or constitute a breach of or default under, or violate, the charter or bylaws of the Company or any Subsidiary, or the agreement of limited partnership of any Controlled Entity, or any agreement, indenture or other instrument to which the Company or any Subsidiary or any Controlled Entity is a party or by which it is bound, or any law, regulations, order or decree applicable to the Company, any Subsidiary or any Controlled Entity.

     (j) The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements included as part of the Preliminary Memorandum and the Final Memorandum (or any amendment or supplement thereto) or the Incorporated Documents, are independent public accountants as required by the Securities Act.

     (k) The financial statements, together with related schedules and notes, included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company, the Subsidiaries and the Controlled Entities on the basis stated in the Preliminary Memorandum and the Final Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, the Subsidiaries and the Controlled Entities.

     (l) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

     (m) Except as disclosed in the Preliminary Memorandum and the Final Memorandum (or any amendment or supplement thereto), subsequent to the dates as of which such information is given in the Preliminary Memorandum and the Final Memorandum (or any


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amendment  or  supplement   thereto),   neither  the  Company  nor  any  of  the
Subsidiaries or Controlled Entities has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Controlled Entities taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries or Controlled Entities, or any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Controlled Entities taken as a whole.

     (n) The Company and each Subsidiary and Controlled Entity have good and marketable title to all real and personal property described in the Preliminary Memorandum and the Final Memorandum as being owned respectively by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Preliminary Memorandum and the Final Memorandum or such as are not materially significant or important in relation to the business of the Company, the Subsidiaries and the Controlled Entities taken as a whole; and the real and personal property held under lease by the Company, any Subsidiary or any Controlled Entity is held by such entity under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not material and do not interfere with the conduct of the business of the Company, the Subsidiaries and the Controlled Entities taken as a whole; provided, however, that no representation is made hereby as to the title of the lessors of such property.

     (o) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Memorandum and the Final Memorandum.

     (p) Each of the Company, the Subsidiaries and the Controlled Entities holds and is operating in compliance (in all material respects) with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business, and all of such are valid and in full force and effect, and each of the Company, the Subsidiaries and the Controlled Entities is in compliance in all material respects with all laws, regulations, orders and decrees applicable to it which have a material effect on its business, properties or assets.

     (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that 1) transactions are executed in accordance with management's general or specific authorization; 2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; 3) access to assets is permitted only in accordance with management's general or specific authorization; and 4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (r) To the best of the Company's knowledge after reasonable investigation, neither the Company, any Subsidiary or any Controlled Entity, nor any employee or agent thereof, has made any payment of funds of the Company, any Subsidiary or any Controlled


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Entity or  received  or  retained  any funds in  violation  of any law,  rule or regulation, which violation would have a Material Adverse Effect.

     (s) The Company, each Subsidiary and each Controlled Entity have filed or timely obtained extensions to file all tax returns required to be filed by it, which returns are complete and correct, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

     (t) No holder of any security of the Company (other than holders of the Securities) has any right to request or demand registration of any security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

     (u) Each of the Company, the Subsidiaries and the Controlled Entities own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Preliminary Memorandum and the Final Memorandum as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and the Controlled Entities with respect to the foregoing that would have a Material Adverse Effect.

     (v) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     (w) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), 1) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or 2) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

     (x) Except as otherwise provided in the Indenture, the Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Securities by the Initial Purchasers.

     (y) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.


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     (z) Neither the Company,  nor any of its Affiliates,  nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.104% of the principal amount of the 2005 Notes and 98.4% of the principal amount of the 2008 Notes, plus accrued interest in each case, if any, from June 22, 1998 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 AM, New York City time, on June 22, 1998, or such later date (not later than June 29,1998) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers for their respective accounts against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by federal or other immediately available funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers. Delivery of the Securities shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Initial Purchasers may request not less than three full business days in advance of the Closing Date. The 144A Global Securities will be represented by one or more global securities registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"). The Regulation S Global Securities will be represented by one or more global securities registered in the name of Cede & Co. as nominee of DTC, for the accounts of Euroclear and Cedel Bank.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

     4. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

     (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, or (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1),(2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Exhibit A hereto, or (iii) to persons other than U.S. persons in accordance with the


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restrictions  set forth in Exhibit B hereto (such  persons  specified in clauses
(i), (ii) and (iii) being referred to herein as "Eligible Purchasers"). As used herein, the term "U.S. persons" has the meaning given it in Regulation S.

     (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     5. Agreements. The Company agrees with each Initial Purchaser that:

     (a) The Company will advise the Initial Purchasers promptly and, if requested by them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Preliminary Memorandum or the Final Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Preliminary Memorandum or the Final Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Final Memorandum (as then amended or supplemented) to comply with any law.

     (b) The Company will furnish to the Initial Purchasers, without charge, as of the date of the Preliminary Memorandum and the Final Memorandum, such number of copies of the Preliminary Memorandum and the Final Memorandum, as it may then be amended or supplemented, as they may reasonably request.

     (c) The Company will not make any amendment or supplement to the Final Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised or file any document which upon filing becomes an Incorporated Document, without delivering a copy of such document to the Initial Purchasers, prior to or concurrently with such filing.

     (d) The Company consents to the use of the Preliminary Memorandum and the Final Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

     (e) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchasers should be set forth in the Final Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or if it is necessary to supplement or amend the Final Memorandum, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchasers agree that the Final Memorandum should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an

Incorporated Document, the Company, if requested by the Initial Purchasers, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

     (f) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

     (g) So long as any of the Securities are outstanding, the Company will furnish to the Initial Purchasers 1) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and 2) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.

     (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers terminating this Agreement pursuant to
Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by them in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

     (i) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Preliminary Memorandum and the Final Memorandum.

     (j) Except as stated in this Agreement and in the Preliminary Memorandum and the Final Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the Securities Act, the Company will not distribute any offering material in connection with the Exempt Resales.

     (k) From and after the Closing Date, so long as any of the Securities are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Securities Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resale of the Securities.

     (l) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.

     (m) The Company agrees to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

     (n) The Company agrees that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the 1939 Act and will cause to be entered into any necessary supplemental indentures in connection therewith.

     (o) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (p) The Company will not, until 60 days following the Closing Date, without the prior written consent of the Initial Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

     (q) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them unless and until a registration statement with respect to such Securities filed pursuant to the Securities Act has been declared effective.

     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Securities in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

     (b)  Subsequent to the effective  date of this  Agreement,  there shall not have
occurred 1) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, the Subsidiaries or the Controlled Entities not contemplated by the Preliminary Memorandum and the Final Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities, or 2) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Preliminary Memorandum or the Final Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Final Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Securities.

          (c) The Company shall have furnished to the Initial Purchasers the opinion of Haskell Slaughter & Young L.L.C., counsel for the Company, dated the Closing Date, to the effect that:

          (i) Each of the Company and those subsidiaries that constitute "significant subsidiaries" under Rule 1-02(w) of Regulation S-X (the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

          (ii) Each of the Preliminary Memorandum and the Final Memorandum has been prepared by the Company solely for use by the Initial Purchasers in connection with the Exempt Resales. To the best of such Counsel's knowledge, no order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of such Counsel, is contemplated.

          (iii) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act.

          (iv) The Indenture has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and subject to the applicability of general principles of equity, and conforms in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum.

          (v) The Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and subject to the applicability of general principles of equity, and the Securities will conform in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum.

          (vi) All of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of any adverse claim; all of the issued and outstanding partnership interests representing ownership in the Controlled Entities have been duly authorized and, to the extent material to the business, operations or financial condition of the Company, the Significant Subsidiaries and the Controlled Entities taken as a whole, validly issued; and all such partnership interests held of record by the Company are owned free and clear of any adverse claim, except such claims that would not have a Material Adverse Effect on the business, operations or financial condition of the Company, the Significant Subsidiaries and Controlled Entities taken as a whole.

          (vii) Each of the Company and the Significant Subsidiaries has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; and each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions in the United States, if any, in which it is required to be so qualified and in which the failure so to qualify would have a Materially Adverse Effect on the Company, the Subsidiaries and Controlled Entities, taken as a whole.

          (viii) To the best of such Counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company, any Significant Subsidiary or any Controlled Entity, or to which the Company, any Significant Subsidiary or any Controlled Entity, or any of their property, is subject, which would be required to be disclosed in the Preliminary Memorandum or the Final Memorandum or both (or any amendment or supplement thereto) if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act, other than those disclosed therein; and to the best knowledge of such Counsel after reasonable inquiry, neither the Company, any Significant Subsidiary or any Controlled Entity is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any Significant Subsidiary or any Controlled Entity, except for violations, if any, which in the aggregate do not have a Material Adverse Effect.

          (ix) Neither the Company, any Significant Subsidiary or any Controlled Entity is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such Counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, which default could have a Material Adverse Effect, except as may be disclosed in the Preliminary Memorandum or Final Memorandum (or any amendment or supplement thereto).

          (x) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, are valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity, and except as enforcement of rights to indemnity and contribution hereunder or under the Registration Rights Agreement may be limited by applicable law.

          (xi) Each of the Company, the Significant Subsidiaries and the Controlled Entities holds all material permits, licenses, certificates of need and other approvals or authorizations of and from governmental regulatory officials and bodies necessary to entitle it to own its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum, or to receive reimbursement under Medicare (if represented in the Preliminary Memorandum or Final Memorandum as being Medicare-certified, except where the lack of such approval or authorization would not have a Material Adverse Effect).

          (xii) No holder of any security of the Company (other than holders of the Securities) has any right to request or demand registration of any security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

          (xiii) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under
     Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (xiv) To the best of such Counsel's knowledge after reasonable inquiry, neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or b) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (xv) Except as otherwise provided in the Indenture, the Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Securities by the Initial Purchasers.

          (xvi) No registration of the Securities under the Securities Act is required for the sale of the Securities to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales and no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated by this Agreement or in connection with the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Securities in the Exempt Resales is a Qualified Institutional Buyer, Accredited Investor or a person other than a U.S. person outside the United States in reliance on Regulation S, (B) the accuracy of the Initial Purchasers' representations and those of the Company in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales and (C) the accuracy of the representations made by each Accredited Investor who purchases Securities pursuant to an Exempt Resale as set forth in the letter of representation executed by such Accredited Investor in the form of Exhibit A hereto and Annex A to the Preliminary Memorandum and the Final Memorandum).

          (xvii) The descriptions in the Preliminary Memorandum and Final Memorandum of statutes, governmental regulations, agreements, contracts, leases and other documents are accurate and fairly present the information that would be required to be presented therein if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act; and, to the best of such Counsel's knowledge, there are no statutes, governmental regulations, agreements, contracts, leases or documents of a character that would be required to be described or referred to in the Preliminary

     Memorandum and the Final Memorandum (or any amendment or supplement thereto) or to be filed as an exhibit to the Preliminary Memorandum and the Final Memorandum if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act that are not described or referred to therein and filed as would be required;

          (xviii) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement and the Indenture, compliance by the Company with the provisions hereof and thereof, nor consummation by the Company of the transactions contemplated hereby and thereby, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company, any

     Significant Subsidiary or any Controlled Entity or any agreement, indenture, lease or other instrument to which the Company, any Significant Subsidiary or any Controlled Entity is a party or by which any of them or any of their respective properties is bound, which is known to such Counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Significant Subsidiary or any Controlled Entity.

          (xix) A New York court would apply the substantive law of the State of New York in construing the Securities and the Indenture and in ascertaining the validity of the payment of interest and the permissible rate of interest on the Securities, and would hold that New York law governs the rights and obligations of the parties to the Securities and the Indenture.

          (xx) A New York court applying the substantive law of the State of New York would hold that the payment of interest on the Securities and the rate of interest provided pursuant to the Indenture with respect to the Securities are not subject to the usury laws of the State of New York.

          (xxi) An Alabama court should apply the substantive law of the State of New York in construing the Indenture and the Securities and in ascertaining the validity of the payment of interest and the rate of interest provided pursuant to the Indenture with respect to the Securities, and should hold that New York law governs the rights and obligations of the parties to the Securities and the Indenture.

          (xxii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers and such other approvals as have been obtained.

          Such Counsel may state that they have participated in conferences with officers and representatives of the Company and with its independent public accountants regarding the contents of the Preliminary Memorandum and the Final Memorandum, but have not independently verified the statements made in the Preliminary Memorandum and the Final Memorandum; and such Counsel will state that nothing has come to their attention which has caused them to believe that the Preliminary Memorandum, as of its date, or the Final Memorandum (including the Incorporated Documents) as of its date and as of the Closing Date, including, without limitation, all descriptions of statutes, governmental regulations, agreements, contracts, leases and other documents contained in the Preliminary Memorandum and the Final Memorandum (including the Incorporated Documents but not including the financial statements and supporting schedules, upon which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Final Memorandum, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering the enforceability opinions in paragraph (iv), the opinion concerning the valid and binding obligations of the Company in paragraph (v) and the opinions set forth in paragraphs (xix) and (xx) above, such Counsel shall rely upon an opinion or opinions, each dated the Closing Date, of Cleary, Gottlieb, Steen & Hamilton as to laws of any jurisdiction other than the United States or the State of Alabama, provided that (1) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to each of the Initial Purchasers, in form and substance satisfactory to them and their counsel, and (2) Counsel shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying thereon. In addition, with the approval of counsel to the Initial Purchasers, certain of the foregoing matters may be addressed in an opinion of William W. Horton, Senior Vice President of the Company, dated the Closing Date and addressed to the Initial Purchasers.

          (d) The Initial Purchasers shall have received from Pillsbury Madison & Sutro LLP, counsel for the Initial Purchasers ("Counsel for the Initial Purchasers"), such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chief Executive Officer of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) There has not been any material change in the capital stock of the Company or material increase in the short-term or long-term debt of the Company, the Subsidiaries or the Controlled Entities, from that set forth or contemplated in the Final Memorandum;

               (ii) There has not been any material adverse change, financial or otherwise, in the condition, business, prospects, properties, net worth or results of operations of the Company, the Subsidiaries or the Controlled Entities, taken as a whole, from that set forth in the Final Memorandum;

               (iii) The Company, the Subsidiaries and the Controlled Entities do not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, the Subsidiaries and the Controlled Entities, taken as a whole, other than those reflected in the Final Memorandum;

               (iv) All of the representations and warranties of the Company contained in this Purchase Agreement are true and correct on and as of the date hereof, as if made on and as of the date hereof; and

               (v) The Company has not failed at or prior to the date hereof to perform or comply with any of the agreements contained in this Purchase Agreement and required to be performed or complied with by the Company at or prior to the date hereof.

          (f) At the Execution Time and at the Closing Date, Ernst & Young, LLP, independent certified public accountants, shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers.

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the offices of Salomon Brothers Inc, at 388 Greenwich Street in New York, New York on the Closing Date.

     7. Expenses; Reimbursements. (a) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities;

(iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, if any, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states of the United States (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda, if any, and such qualification); (vi) the performance by the Company of its obligations under the Registration Rights Agreement; and (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause (v) of this Section 7(a) by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

     (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in
Section  6 hereof is not  satisfied,  because  of any  termination  pursuant  to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser, any affiliate of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

     9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions, for each maturity of the Securities, which the principal amount of Securities of such maturity set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities of such maturity set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) trading in securities of the Company listed on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established for such securities on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at HEALTHSOUTH Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, attention:
Michael D. Martin.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                                   Very truly yours,

                                                   HEALTHSOUTH CORPORATION

                                                   By /s/ WILLIAM W. HORTON
                                                     ------------------------
                                                   Name:  William W. Horton
                                                   Title: Senior Vice President

The   foregoing   Agreement   is  hereby
confirmed and accepted as of the date first above written.

Salomon Brothers Inc
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
PaineWebber Incorporated
Scotia Capital Markets (USA) Inc.

By: Salomon Brothers Inc

    By /s/ WILLIAM C. MCGAHAN
      -------------------------
       Name:
       Title:

For itself and the other
Initial Purchasers named in
Schedule I to the foregoing Agreement

                                   SCHEDULE I

                             HEALTHSOUTH CORPORATION

                                                                         Principal                  Principal
                                                                         Amount of                  Amount of
                                                                         2005 Notes                 2008 Notes
                                                                         to be                      to be
         Initial Purchasers                                              Purchased                  Purchased
         ------------------                                              ---------                  ---------
Salomon Brothers Inc                                                 $      75,000,000         $      75,000,000
Goldman, Sachs & Co.                                                 $      23,750,000         $      23,750,000
J.P. Morgan Securities Inc.                                          $      23,750,000         $      23,750,000
Merrill Lynch, Pierce, Fenner & Smith                                $      23,750,000         $      23,750,000
  Incorporated
Morgan Stanley & Co. Incorporated                                    $      23,750,000         $      23,750,000
NationsBanc Montgomery Securities LLC                                $      23,750,000         $      23,750,000
Bear, Stearns & Co. Inc.                                             $      11,250,000         $      11,250,000
Credit Suisse First Boston Corporation                               $      11,250,000         $      11,250,000
Deutsche Bank Securities Inc.                                        $      11,250,000         $      11,250,000
PaineWebber Incorporated                                             $      11,250,000         $      11,250,000
Scotia Capital Markets (USA ) Inc.                                   $      11,250,000         $      11,250,000
                                                                     -----------------         -----------------

     TOTAL                                                           $     250,000,000         $     250,000,000

                                    EXHIBIT A

         Form of Purchaser Letter for Institutional Accredited Investors

                                __________, 1998


HEALTHSOUTH CORPORATION
One HealthSouth Parkway
Birmingham, Alabama 35243

Salomon Brothers Inc
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
PaineWebber Incorporated
Scotia Capital Markets (USA) Inc.

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

     We are delivering this letter in connection with an offering by HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), of its 6.875% Senior Notes due 2005 and 7.0% Senior Notes due 2008 (collectively, the "Securities").

     We understand that the Securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell or otherwise transfer any Securities, such Securities may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in a transaction meeting the requirements of Rule 144A, (iv) to an Institutional Accredited Investor (as defined below) that, prior to such transfer, furnishes to PNC Bank, National Association, as trustee (the "Trustee"), a signed letter containing certain representations and agreements relating to the restrictions on transfer of such Securities (the form of which letter can be obtained from the Trustee), (v) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (vi) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) and (vii) in each case, in accordance with any applicable securities laws of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities from us a notice advising such purchaser that resales of such Securities are restricted as stated herein. We understand that the registrar for the Securities will not be required to accept for registration of transfer any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

     We confirm that:

     (i) we are an "accredited  investor"  within the meaning of Rule 501(a)(1),
(2),  (3)  or  (7)  under  the  Securities  Act  (an  "Institutional  Accredited
Investor");

     (ii) any purchase of Securities by us will be for our own account or for the account of one or more Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion;

     (iii) in the event that we purchase any Securities, we will acquire Securities having a minimum purchase price of not less than $250,000 for our own account or for any separate account for which we are acting;

     (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Securities;

     (v) we are not acquiring Securities with a view to distribution thereof or with any present intention of offering or selling Securities, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

     (vi) we have received a copy of the Offering Memorandum relating to the Securities and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

     We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                               (Name of Purchaser)

                                            By
                                              ----------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT B

                       Selling Restrictions for Offers and
                         Sales outside the United States

     (1)(a) The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until forty (40) days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until forty (40) days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

     (c) Terms used in this section have the meanings given to them by Regulation S.

     (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the


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



issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.





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